Exhibit 99.1

HEI Investor Update

Hawaiian Electric Industries (“HEI”) and Hawaiian Electric Company (“Hawaiian Electric”) are providing the following update to investors in connection with the recent wildfires on Maui.

Update on Maui Wildfires

•On August 8, 2023, a number of brush fires were reported in West Maui and Upcountry Maui. Strong winds from Hurricane Dora drove the rapid spread of fire through Lahaina and other areas.

•Over the last week, and in close coordination with other community partners, the Hawaiian Electric team has been working around the clock to support all those affected by the fires.

•Hawaiian Electric’s primary focus right now is on supporting emergency response efforts, helping our customers and employees and continuing to restore power as quickly as possible.

•As of August 17, 2023, approximately 1,900 customers in West Maui remained without electricity. Power has been restored to more than 80% of customers who have been without electricity since last week.

•Hawaiian Electric has deployed more than 400 employees and contractors to bring power back to communities in West Maui and Upcountry Maui and are working to replace poles and other equipment damaged by the fires and high winds.

•At this time, we are working hard alongside many others in an effort to determine what happened.

Frequently Asked Questions

What is the scope of the damage to your facilities relative to your overall system?
•As noted, as of August 17 approximately 1,900 customers in West Maui remained without electricity. This number does not include the estimated 2,600 homes and businesses that were destroyed, which represent less than 1% of Hawaiian Electric’s customers.

Is Hawai‘i an inverse condemnation state?
•Unlike in California, there is no precedent in Hawai‘i applying inverse condemnation to a private party like an investor-owned utility. It has only been applied to government entities.
•Also unlike in California, there is no precedent in Hawai‘i applying a theory of inverse condemnation to government entities based on damages that they’ve caused (as opposed to the taking of property).

Is the Company in communication with regulators?
•Hawaiian Electric is in communication with the Public Utilities Commission and is committed to keeping regulators apprised of the ongoing restoration efforts.

Is Maui Electric Company ring-fenced from the rest of the utility?
•This is a complex legal question that will take time to work through.
•Maui Electric Company, Limited is its own corporation, wholly owned by Hawaiian Electric.

Does Hawaiian Electric have a Public Safety Power Shutoff program?
•Like many utilities, a power shutoff program is not part of Hawaiian Electric’s high-wind management protocols.
•Preemptive, short-notice power shutoffs have to be coordinated with first responders, and in Lahaina, electricity powers some of the pumps that provide the water needed for firefighting.
•A power shut-off can jeopardize the health and safety of the elderly, the disabled and those most in need.

How does the Company intend to manage the approaching storms?
•Hawaiian Electric is working closely with our state and county emergency management partners to develop the action plan for the approaching storm systems.
•If there are any actions that will impact the public, we will communicate at the appropriate time.

Have you retained restructuring advisors?
•Hawaiian Electric plays a unique and important role in Hawai‘i and for the people of Hawai‘i. Hawaiian Electric and HEI intend to be here for the long term, through the rebuilding effort and beyond. Like any company in this situation would do, and as we do in the normal course of business, we are seeking advice from various experts. This is part of prudent scenario planning. The goal is not to restructure the company but to endure as a financially strong utility that Maui and this state need. We look forward to working with the people of Hawai‘i to achieve this goal.

FORWARD-LOOKING STATEMENTS

This Investor Update may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI, Hawaiian Electric and their subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this Investor Update should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.